Exhibit (a)(1)(ii)

Common Share Acceptance Letter

(For use by Japanese Standing Proxies in connection with the U.S. Offer)

To tender shares of common stock, no par value (“Common Shares”), of

LINE Corporation (ISIN JP3966750006)

To:    Nomura Securities Co., Ltd., the Common Share Receiving and Paying Agent

We hereby represent that we are eligible to tender to NAVER J. Hub Corporation, a Japanese corporation (“NAVER Purchaser”), and SoftBank Corp., a Japanese corporation (“SoftBank,” and together with NAVER Purchaser, the “Purchasers”), Common Shares in the U.S. Offer, and hereby tender into the U.S. Offer as follows. Further, by tendering the Common Shares as follows, we agree to having Nomura Securities Co., Ltd., the Common Share Receiving and Paying Agent, issue notice to the Purchasers and the Purchasers’ information agent, Equiniti (US) Services LLC, of its name, address, number of shares and method of tendering.

Date: Year: Month: Day:
Name of Standing Proxy

Securities Trading Code	Securities Trading Name	Method for Remittance

☐ Remittance to an account that has been registered with Nomura Securities

Stock Transfer Date (YYYY/MM/DD)		Your “Subscriber Code”	Nomura Securities’ “Subscriber Code”

1240080

Shareholder’s Name	Number of Shares to be Tendered	Applicable Tax Rate (When a dividend is deemed to have occurred)	Branch	Account Number

		%	825

		%	825

		%	825

		%	825

		%	825

		%	825

		%	825

		%	825

		%	825

		%	825

(Note)

If you wish to have the purchase consideration for the tendered Common Shares deposited into an account that is not already registered with Nomura Securities, please submit a separate “transfer destination bank account notice.”